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                                                                    EXHIBIT 23.3

DELOITTE & TOUCHE LOGO             ---------------------------------------------
                                   City Place
                                   185 Asylum Street
                                   Hartford, Connecticut 06103-3402
                                                        Telephone: (860)
                                                        280-3000
                                                          Facsimile: (860)
                                                        280-3051

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Registration Statement of Complete Business Solutions, Inc. on Form S-4 of our report dated February 9, 1998 on the balance sheets of c.w. Costello & Associates, inc. as of December 31, 1997 and 1996 and the related statements of operations, stockholders' equity and of cash flows for each of the three years in the period ended December 31, 1997 appearing in the Prospectus, which is part of this Registration Statement.

     We also consent to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE
June 5, 1998